                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): February 7, 2011

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On February 7, 2011, CSP Inc. (the "Company") issued a press release announcing its financial results for the first quarter fiscal year 2011 which ended December 31, 2010. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated February 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: February 7, 2011 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP Inc. Reports 18% Year-Over-Year Revenue Growth for First-Quarter
of Fiscal 2011

Reports $0.11 Earnings Per Diluted Share in Q1 Compared with Loss of $0.21 in Year-Earlier Period;

MODCOMP Gross Margins Climb 300 bps as Company Makes Progress on Strategy to Grow Consulting and Managed Service Business

BILLERICA, MA, February 7, 2011 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the first quarter of fiscal 2011 ended December 31, 2010.

For the first quarter of fiscal 2011, total sales increased 18% to $22.1 million from $18.7 million in the first quarter of fiscal 2010. Gross profit for the first quarter increased 97% to $4.5 million and gross profit margin increased 800 basis points to 20% from 12%. Net income for the first quarter of fiscal 2011 was $0.4 million, or $0.11 per diluted share, compared with a net loss of $0.7 million, or $0.21 per share, in the first quarter of fiscal 2010.

The Company's cash and short-term investments increased by approximately $0.4 million to $16 million at December 31, 2010 compared with $15.5 million for the fiscal year ended September 30, 2010. CSP purchased approximately $200,000 of common stock during the quarter. CSP's cash position may vary significantly from quarter to quarter due to the high working capital requirements needed to fund large projects at both its Systems and its Services and Systems Integration segments.

Management Comments

"We began the fiscal year with solid top- and bottom-line financial results in the first quarter," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "Revenue grew by 18%, driven by 11% growth at our Service and Systems Integration business and a triple-digit increase at our Systems business."

"We also performed well on the bottom-line, reporting $0.11 per diluted share for the quarter," said Lupinetti. "Our strong bottom-line results benefitted from $1.4 million in royalties from Lockheed Martin for the E2D Advanced Hawkeye intelligence, surveillance and reconnaissance (ISR) aircraft. In addition, we grew gross margins at Service and Systems Integration as a result of a greater number of smaller, higher-margin deals in the U.S., a larger portion of newer products that carry higher-margins, as well as increased services utilization in Germany."

"Looking forward, we plan to continue to make progress at our Service and Systems Integration segment in attracting higher-margin consulting, as well as solutions and managed services business. We are pleased with our progress thus far, and expect this effort to contribute positively to our margin performance for the remainder of fiscal 2011 and beyond. At our Systems segment, we are well positioned with innovative new products to capitalize on the military's network-centric warfare priorities, as well as supporting the next Low Rate Initial Production Phases of the E2D program. In addition to driving organic growth through investment in new technologies, we also are committed to accelerating revenues by executing on our acquisition strategy."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 4:30 p.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. For interested parties unable to participate in the live call, an archived version of the webcast will be available for one year on CSP's website.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the anticipation of additional royalties from Lockheed Martin, expectation that the company will continue to make progress in attracting a greater percentage of higher margin consulting and managed services business, the expectations that the Company is well positioned in its Systems segment, and CSP's plans to execute on its acquisition strategy. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,
	2010	2010
Assets
Current assets:
Cash and short-term investments	$15,969	$15,531
Accounts receivable, net	11,507	12,190
Inventories	6,174	5,862
Other current assets	2,436	2,368
Total current assets	36,086	35,951
Property, equipment and improvements, net	882	873
Other assets	4,541	4,555
Total assets	$41,509	$41,379

Liabilities and Shareholders' Equity
Current liabilities	$13,870	$13,948

Pension and retirement plans	8,879	8,928
Non-current liabilities	24	24

Shareholders' equity	18,736	18,479
Total liabilities and shareholders' equity	$41,509	$41,379

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three Months Ended------/

	Dec. 31,	Dec. 31,
	2010	2009
Sales:
Product	$17,424	$15,245
Service	4,686	3,416
Total sales	22,110	18,661

Cost of Sales:
Product	15,293	13,616
Service	2,289	2,741
Total cost of sales	17,582	16,357

Gross profit	4,528	2,304

Operating expenses:
Engineering and development	510	472
Selling, general & administrative	3,375	3,057
Total operating expenses	3,885	3,529

Operating income (loss)	643	(1,225)

Other income (expense), net	(21)	(20)

Income before income taxes	622	(1,245)
Provision (benefit) for income taxes	233	(503)

Net income (loss)	$389	($742)

Net income(loss) attributable to common stockholders	$385	($737)

Income (loss) per share - basic	$0.11	($0.21)
Weighted average shares outstanding - basic	3,485	3,536

Income (loss) per share - diluted	$0.11	($0.21)
Weighted average shares outstanding - diluted	3,521	3,536